Exhibit 99.1
Microvast Reports Third Quarter 2023 Financial Results

•Revenue increased 107.5% year over year to $80.1 million
•Achieved record backlog of $678.7 million, up 382.7% year over year
•Gross margin increased from 5.2% to 22.3%, a 17.1 percentage point improvement year over year

STAFFORD, Texas, USA, November 9, 2023 — Microvast Holdings, Inc. (NASDAQ: MVST) (“Microvast” or the “Company”), a technology innovator that designs, develops and manufactures lithium-ion battery solutions, today announced unaudited condensed consolidated financial results for the third quarter ended September 30, 2023 (“Q3 2023”).

“In the third quarter, we achieved excellent year over year revenue growth, led by increased deliveries of our 53.5Ah cell from our new Huzhou 3.1 line to our OEM customers.” said Yang Wu, Microvast’s Founder, Chairman, and Chief Executive Officer. “Operations at our expanded facility in Huzhou, China have exceeded target yields on high levels of utilization, and our target is to have over 90% utilization by the end of the fourth quarter. Completion of the Phase 1A line in Clarksville, Tennessee is a key operational focus with an accelerated ramp up plan allowing for delivery of qualified products from early Q2 next year.”

“This was a really solid quarter. We delivered our revenues at an adjusted gross margin of 24.2%. These gross margin levels are in the territory of the scaled global battery manufacturers with whom we compete.” said Craig Webster, Microvast’s Chief Financial Officer. “The successful conclusion of the Phase 3.1 investment is an incredible milestone for the year, and positions us very nicely for Q4 and our plans of another high growth year in 2024.”

Results for Q3 2023

•Revenue of $80.1 million, compared to $38.6 million in Q3 2022, an increase of 107.5%

•Backlog as of September 30, 2023 was $678.7 million, representing a growth of 382.7% compared to $140.6 million in backlog as of September 30, 2022

•Gross margin increased to 22.3% from gross margin of 5.2% in Q3 2022; Non-GAAP adjusted gross margin increased to 24.2%, up from 10.2% in Q3 2022

•Operating expenses of $44.7 million, compared to $39.6 million in Q3 2022; Adjusted operating expenses of $30.3 million, compared to $22.3 million in Q3 2022

•Net loss of $26.2 million, compared to net loss of $36.5 million in Q3 2022; Non-GAAP adjusted net loss of $10.3 million, compared to non-GAAP adjusted net loss of $17.4 million in Q3 2022

•Net loss per share of $0.08 compared to net loss per share of $0.12 in Q3 2022; Non-GAAP adjusted net loss per share of $0.03, compared to non-GAAP adjusted net loss per share of $0.06 in Q3 2022

•Adjusted EBITDA of $(5.3) million in Q3 2023, compared to Adjusted EBITDA of $(12.6) million in Q3 2022

•Capital expenditures of $59.9 million, compared to $16.8 million in Q3 2022, and primarily driven by capacity expansion at our Clarksville, Tennessee facility

•Cash, cash equivalents, restricted cash and short-term investments of $114.7 million as of September 30, 2023, compared to $327.7 million as of December 31, 2022, and $415.7 million as of September 30, 2022; decrease largely due to significant capital expenditure towards PP&E in the U.S. and Huzhou, China

Results for Nine Months Ended September 30, 2023 (“YTD 2023”)

•Revenue of $202.0 million, compared to $139.7 million in the nine months ended September 30, 2022 (“YTD 2022”), an increase of 44.6%

•Gross margin increased to 16.9% from gross margin of 4.9% in YTD 2022; Non-GAAP adjusted gross margin increased to 19.2%, up from 9.0% in YTD 2022

•Operating expenses of $119.9 million, compared to $133.4 million in YTD 2022; Adjusted operating expenses of $72.8 million, compared to $75.1 million in YTD 2022

•Net loss of $81.8 million, compared to net loss of $124.5 million in YTD 2022; Non-GAAP adjusted net loss of $30.2 million, compared to non-GAAP adjusted net loss of $61.4 million in YTD 2022

•Net loss per share of $0.26 compared to net loss per share of $0.41 in YTD 2022; Non-GAAP adjusted net loss per share of $0.09, compared to non-GAAP adjusted net loss per share of $0.20 in YTD 2022

•Adjusted EBITDA of $(17.0) million in YTD 2023, compared to Adjusted EBITDA of $(44.9) million in YTD 2022

•Capital expenditures of $153.6 million, compared to $84.7 million in YTD 2022, and were driven by investments in manufacturing capacity expansions in Huzhou, China and Clarksville, Tennessee

Please refer to the tables at the end of this press release for reconciliations of gross profit to non-GAAP adjusted gross profit, and net loss to non-GAAP adjusted net loss and non-GAAP adjusted EBITDA.

2023 Outlook

•For the remainder of 2023, the Company anticipates adding major projects to its record backlog of $678.7 million, with continued growth in orders

•The Company expects revenue to be in the range of $90 million to $100 million in Q4 2023, and $292 million to $302 million for the full year 2023 compared to $204 million in revenue for full year 2022

•Continued ramp up of qualified product deliveries to customers of 53.5Ah cells from Huzhou, China to meet strong demand from our OEM customers

•Work towards completion of construction and equipment installation in Clarksville, Tennessee to begin ramp up in Q1 2024 and delivering qualified products into Q2 2024

•Begin incremental investment program for the Phase 3.2 additional capacity expansion with new flexible automated production line in Huzhou, China to meet growing demand

Webcast Information

Company management will host a conference call and webcast to discuss the Company’s financial results on November 9, 2023, at 4:00 p.m. Central Time, to discuss the Company's financial results. The live webcast and accompanying slide presentation will be accessible from the Events & Presentations section of Microvast’s investor relations website (https://ir.microvast.com/events-presentations/events). A replay will be available following the conclusion of the event. Investment community professionals interested in participating in the Q&A session may join the call by dialing +1 (877) 407-9208.

About Microvast

Microvast is a global leader in providing battery technologies for electric vehicles and energy storage solutions. With a legacy of over 17 years, Microvast has consistently delivered cutting-edge battery systems that empower a cleaner and more sustainable future. The company's innovative approach and dedication to excellence have positioned it as a trusted partner for customers around the world. Microvast was founded in 2006 and is headquartered in Stafford, Texas.

For more information, please visit www.microvast.com or follow us on LinkedIn or Twitter (@microvast).

Contact:

Investor Relations
ir@microvast.com

Cautionary Statement Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “objective,” “plan,” “project,” “predict,” “outlook” “should,” “will,” “would,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements include, but are not limited to, statements regarding our industry and market sizes, and future opportunities for us. Such forward-looking statements are based upon the current beliefs and expectations of management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements.

Many factors could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements, including, among others: (1) changes in the highly competitive market in which we compete, including with respect to our competitive landscape, technology evolution or regulatory changes; (2) risk that we may not be able to execute our growth strategies or achieve profitability; (3) risks of operations in China; (4) the impact of inflation and rising interest rates; (5) changes in availability and price of raw materials; (6) changes in the markets that we target; (7) heightened awareness of environmental issues and concern about global warming and climate change; (8) risk that we are unable to secure or protect our intellectual property; (9) risk that our customers or third-party suppliers are unable to meet their obligations fully or in a timely manner; (10) risk that our customers will adjust, cancel or suspend their orders for our products; (11) risk that we will need to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all; (12) risk of product liability or regulatory lawsuits or proceedings relating to our products or services; (13) risk of any cyber security threat or event and the effectiveness of our information technology systems to detect and defend against cyber attacks; (14) economic, financial and other impacts of the coronavirus (“COVID-19”) pandemic, including global supply chain disruptions; and (15) the ongoing conflicts between Russia and Ukraine and Israel and Hamas, acts of terrorism, other catastrophic events and any restrictive actions that have been or may be taken by the U.S. and/or other countries in response thereto, such as sanctions or export controls. Microvast’s annual, quarterly and other filings with the U.S. Securities and Exchange Commission identify, address and discuss these and other factors in the sections entitled “Risk Factors.”

Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as forward-looking statements are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof except as may be required under applicable securities laws. Forecasts and estimates regarding our industry and end markets are based on sources we believe to be reliable, however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Microvast has disclosed in this earnings release non-GAAP financial measures, including non-GAAP adjusted gross profit (loss), non-GAAP adjusted EBITDA and non-GAAP adjusted net loss, which are non-GAAP financial measures as defined under the rules of the SEC. These are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with U.S. generally accepted accounting principles (“GAAP”).

Reconciliations to the most comparable GAAP measures, gross profit and net income (loss), are contained in tabular form in the unaudited financial statements below. Non-GAAP adjusted gross profit is GAAP gross profit as adjusted for non-cash stock-based compensation expense included in cost of revenues. Non-GAAP adjusted net loss is GAAP net loss as adjusted for non-cash stock-based compensation expense and change in valuation of warrant liabilities. Non-GAAP adjusted net loss per common share is GAAP net loss per common share as adjusted for non-cash stock-based compensation expense and change in valuation of warrant liabilities per common share. Non-GAAP adjusted EBITDA is defined as net loss excluding depreciation and amortization, non-cash settled share-based compensation expense, interest expense, interest income, changes in fair value of our warrant liability and income tax expense or benefit.

We use non-GAAP adjusted gross profit, non-GAAP adjusted EBITDA and non-GAAP adjusted net loss for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We consider them to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that these non-GAAP financial measures, when taken together with their most directly comparable GAAP measures, gross profit and net income (loss), provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.

We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors.

Non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation, or as a substitute for, financial information prepared in accordance with GAAP. For example, our calculation of non-GAAP adjusted EBITDA may differ from similarly titled non-GAAP measures, if any, reported by our peer companies, or our peer companies may use other measures to calculate their financial performance, and therefore our use of non-GAAP adjusted EBITDA may not be directly comparable to similarly titled measures of other companies. The principal limitation of non-GAAP adjusted EBITDA is that it excludes significant expenses and income that are required by GAAP to be recorded in our financial statements. In addition, it is subject to inherent limitations as it reflects the exercise of judgments by management about which expense and income are excluded or included in determining this non-GAAP financial measure. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. In addition, such financial information is unaudited and does not conform to SEC Regulation S-X and as a result, such information may be presented differently in our future filings with the SEC. For example, with respect to the warrant liability resulting from the merger, we now exclude changes in fair value from net loss in our non-GAAP adjusted EBITDA and non-GAAP adjusted net loss calculation, which had not been done in prior periods.

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	December 31, 2022	September 30, 2023
Assets
Current assets:
Cash and cash equivalents	$231,420	$67,398
Restricted cash, current	70,732	21,803
Short-term investments	25,070	25,496
Accounts receivable (net of allowance for credit losses of $4,407 and $3,242 as of December 31, 2022 and September 30, 2023, respectively)	119,304	116,300
Notes receivable	2,196	20,161
Inventories, net	84,252	126,913
Prepaid expenses and other current assets	12,093	25,840
Total Current Assets	545,067	403,911
Restricted cash, non-current	465	11
Property, plant and equipment, net	335,140	549,544
Land use rights, net	12,639	11,734
Acquired intangible assets, net	1,636	3,210
Operating lease right-of-use assets	16,368	19,612
Other non-current assets	73,642	28,540
Total Assets	$984,957	$1,016,562

Liabilities
Current liabilities:
Accounts payable	$44,985	$95,294
Advance from customers	54,207	54,482
Accrued expenses and other current liabilities	66,720	121,816
Income tax payables	658	652
Short-term bank borrowings	17,398	24,818
Notes payable	68,441	39,329
Total Current Liabilities	252,409	336,391
Long-term bonds payable	43,888	43,888
Long-term bank borrowings	28,997	30,839
Warrant liability	126	151
Share-based compensation liability	131	187
Operating lease liabilities	14,347	16,951
Other non-current liabilities	32,082	20,817
Total Liabilities	$371,980	$449,224

Shareholders’ Equity
Common Stock (par value of US$0.0001 per share, 750,000,000 and 750,000,000 shares authorized as of December 31, 2022 and September 30, 2023; 309,316,011 and 316,534,825 shares issued, and 307,628,511 and 314,847,325 shares outstanding as of December 31, 2022 and September 30, 2023)	$31	$32
Additional paid-in capital	1,416,160	1,468,173
Statutory reserves	6,032	6,032
Accumulated deficit	(791,165)	(872,965)
Accumulated other comprehensive loss	(18,081)	(35,925)
Total Microvast Holding, Inc. shareholders’ equity	612,977	565,347
Noncontrolling interests	$—	$1,991
Total Equity	$612,977	$567,338
Total Liabilities and Equity	$984,957	$1,016,562

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023
Revenues	$38,616	$80,116	$139,698	$202,042
Cost of revenues	(36,623)	(62,232)	(132,851)	(167,839)
Gross profit	1,993	17,884	6,847	34,203
Operating expenses:
General and administrative expenses	(22,585)	(25,402)	(83,021)	(69,347)
Research and development expenses	(11,457)	(13,241)	(33,010)	(33,609)
Selling and marketing expenses	(5,561)	(6,031)	(17,369)	(16,916)
Total operating expenses	(39,603)	(44,674)	(133,400)	(119,872)
Subsidy income	520	442	1,233	1,156
Loss from operations	(37,090)	(26,348)	(125,320)	(84,513)
Other income and expenses:
Interest income	870	582	1,604	3,481
Interest expense	(774)	(491)	(2,465)	(1,437)
Changes in fair value of warrant liability	101	(42)	921	(25)
Other income, net	349	127	758	673
Loss before provision for income taxes	(36,544)	(26,172)	(124,502)	(81,821)
Income tax expense	—	—	—	—
Net loss	$(36,544)	$(26,172)	$(124,502)	$(81,821)
Less: net loss attributable to noncontrolling interests	—	(42)	—	(21)
Net loss attributable to Microvast Holdings, Inc.'s shareholders	$(36,544)	$(26,130)	$(124,502)	$(81,800)
Net loss per common share
Basic and diluted	$(0.12)	$(0.08)	$(0.41)	$(0.26)
Weighted average shares used in calculating net loss per share of common stock
Basic and diluted	305,977,372	313,108,457	301,821,464	309,541,499

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Nine Months Ended September 30,
	2022	2023
Cash flows from operating activities
Net loss	$(124,502)	$(81,821)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on disposal of property, plant and equipment	11	832
Depreciation of property, plant and equipment	15,161	14,643
Amortization of land use right and intangible assets	420	593
Noncash lease expenses	1,662	2,108
Share-based compensation	72,925	51,641
Changes in fair value of warrant liability	(921)	25
Allowance/(reversal) of credit losses	337	(1,038)
Provision for obsolete inventories	3,148	928
Impairment loss from property, plant and equipment	1,546	473
Product warranty	8,263	9,017
Changes in operating assets and liabilities:
Notes receivable	1,386	(22,372)
Accounts receivable	(5,024)	(911)
Inventories	(39,517)	(54,473)
Prepaid expenses and other current assets	(3,764)	(12,666)
Amounts due from/to related parties	85	—
Operating lease right-of-use assets	(19,284)	(5,588)
Other non-current assets	216	(653)
Notes payable	19,942	(26,070)
Accounts payable	(529)	53,400
Advance from customers	5,608	515
Accrued expenses and other liabilities	(12,203)	(1,374)
Operating lease liabilities	15,389	2,760
Other non-current liabilities	1,050	(319)
Net cash used in operating activities	(58,595)	(70,350)

Cash flows from investing activities
Purchases of property, plant and equipment	(84,722)	(153,574)
Proceeds on disposal of property, plant and equipment	3	879
Purchase of short-term investments	—	(425)
Net cash used in investing activities	(84,719)	(153,120)

Cash flows from financing activities
Proceeds from borrowings	58,708	18,439
Repayment of bank borrowings	(24,482)	(6,286)
Net cash generated from financing activities	34,226	12,153
Effect of exchange rate changes	(11,322)	(2,088)
Decrease in cash, cash equivalents and restricted cash	(120,410)	(213,405)
Cash, cash equivalents and restricted cash at beginning of the period	536,109	302,617
Cash, cash equivalents and restricted cash at end of the period	$415,699	$89,212

MICROVAST HOLDINGS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-Continued
(In thousands of U.S. dollars, except share and per share data, or as otherwise noted)

	Nine Months Ended September 30,
	2022	2023
Reconciliation to amounts on consolidated balance sheets
Cash and cash equivalents	$295,816	$67,398
Restricted cash	119,883	21,814
Total cash, cash equivalents and restricted cash	$415,699	$89,212

MICROVAST HOLDINGS, INC.
RECONCILIATION OF GROSS PROFIT TO ADJUSTED GROSS PROFIT
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023
Revenues	$38,616	$80,116	$139,698	$202,042
Cost of revenues	(36,623)	(62,232)	(132,851)	(167,839)
Gross profit (GAAP)	$1,993	$17,884	$6,847	$34,203
Gross margin	5.2%	22.3%	4.9%	16.9%

Non-cash settled share-based compensation (included in cost of revenues)	1,964	1,530	5,745	4,559
Adjusted gross profit (non-GAAP)	$3,957	$19,414	$12,592	$38,762
Adjusted gross margin (non-GAAP)	10.2%	24.2%	9.0%	19.2%

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO ADJUSTED NET LOSS
(In thousands of U.S. dollars, except per share data, or as otherwise noted)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023
Net loss (GAAP)	$(36,544)	$(26,172)	$(124,502)	$(81,821)
Changes in fair value of warrant liability*	(101)	42	(921)	25
Non-cash settled share-based compensation*	19,259	15,862	64,039	51,602
Adjusted Net Loss (non-GAAP)	$(17,386)	$(10,268)	$(61,384)	$(30,194)

*The tax effect of the adjustments was nil.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023
Net loss per common share-Basic and diluted (GAAP)	$(0.12)	$(0.08)	$(0.41)	$(0.26)
Changes in fair value of warranty liability per common share	—	—	—	—
Non-cash settled share-based compensation per common share	0.06	0.05	0.21	0.17
Adjusted net loss per common share-Basic and diluted (non-GAAP)	$(0.06)	$(0.03)	$(0.20)	$(0.09)

MICROVAST HOLDINGS, INC.
RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA
(Unaudited, in thousands of U.S. dollars)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2023	2022	2023
Net loss (GAAP)	$(36,544)	$(26,172)	$(124,502)	$(81,821)
Interest expense (income), net	(96)	(91)	861	(2,044)
Income tax expense	—	—	—	—
Depreciation and amortization	4,921	5,040	15,581	15,236
EBITDA (non-GAAP)	$(31,719)	$(21,223)	$(108,060)	$(68,629)
Changes in fair value of warrant liability	(101)	42	(921)	25
Non-cash settled share-based compensation	19,259	15,862	64,039	51,602
Adjusted EBITDA (non-GAAP)	$(12,561)	$(5,319)	$(44,942)	$(17,002)